EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Niku Corporation (the “Company”) for the fiscal year ended January 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Pickus, as Chief Executive Officer of the Company, and Michael Shahbazian as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge, respectively:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2005	/s/ JOSHUA PICKUS
Joshua Pickus Chief Executive Officer

/s/ MICHAEL SHAHBAZIAN
Michael Shahbazian Chief Financial Officer (Principal Accounting Officer)

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.